Exhibit 10.2

February 29, 2016

Tesco US Holding LP
11330 Clay Road, Suite 350
Houston, Texas 770041
Attention: Chris Boone, Senior Vice President and
Chief Financial Officer

Re:    Limited Waiver

Dear Mr. Boone:

We refer to that certain Second Amended and Restated Credit Agreement, dated as of April 27, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Tesco US Holding LP, a Nevada limited partnership (the “US Borrower”), Tesco Corporation, an Alberta, Canada corporation (the “Canadian Borrower”, and together with the US Borrower, the “Borrowers”), the lenders party thereto (each individually, a “Lender” and collectively, the “Lenders”), and JPMorgan Chase Bank, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”). Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Credit Agreement. References herein to any Section or Article shall be to a Section or Article of the Credit Agreement unless otherwise specifically provided.

The Borrowers have requested that the Required Lenders waive any failure of the Parent to maintain (a) the maximum Leverage Ratio required under Section 6.12 of the Credit Agreement as of the end of the Fiscal Quarter ending December 31, 2015 (the “Specified Fiscal Quarter”), (b) the minimum Consolidated Net Worth required under Section 6.13 of the Credit Agreement as of the end of the Specified Fiscal Quarter, (c) the minimum Interest Coverage Ratio required under Section 6.14 of the Credit Agreement as of the end of the Specified Fiscal Quarter and (d) the maximum Consolidated Capital Expenditures required under Section 6.15 of the Credit Agreement as of the end of the Specified Fiscal Quarter (collectively, the “Specified Financial Covenants”).

Additionally, the US Borrower has notified the Administrative Agent of its election to reduce the aggregate Commitments by $65,000,000 (the “Commitment Reduction”) pursuant to Section 2.09 of the Credit Agreement so that the aggregate Commitments will equal $60,000,000 (the “Reduced Commitments”) effective as of February 29, 2016. The Borrowers have requested that the Required Lenders waive the requirement under Section 2.09(c) of the Credit Agreement that the US Borrower give at least three Business Days’ notice prior to the effective date of the Commitment Reduction (the “Notice Requirement”).

Accordingly, the Required Lenders hereby waive the Borrowers’ failure to comply with Specified Financial Covenants as of the end of the Specified Fiscal Quarter and the Notice Requirement with respect to the Commitment Reduction; provided, that:

(a)     by signing below, each Borrower and the Required Lenders hereby agree that, notwithstanding anything to the contrary in the Credit Agreement or any other Loan Document, during the period from the date hereof through and including the date on which the Parent has delivered to the Administrative Agent and each Lender (1) the financial statements required to be delivered pursuant to Section 5.01(b) of the Credit Agreement for the Fiscal Quarter ending March 31, 2016 (the “First Quarter 2016 Financials”) and (2) the compliance certificate required to be delivered under Section 5.01(c) of the Credit Agreement with respect to the First Quarter 2016 Financials:

(i)other than ABR Revolving Borrowings requested by the US Borrower to reimburse LC Disbursements in accordance with Section 2.06(e) of the Credit Agreement, the US Borrower shall not request, and the Lenders shall have no obligation to make, Revolving Loans;

(ii)the Borrowers shall not request, and the Swingline Lender shall have no obligation to make, Swingline Loans;

(iii)the Dollar Equivalent of the LC Exposure (including all LC Exposure existing on the date hereof) shall not exceed $10,000,000 at any time, with no more than $3,000,000 of such $10,000,000 constituting LC Exposure with respect to financial Letters of Credit;

(iv)all Loans shall bear interest at a rate per annum equal to 3.50%;

(v)the unused commitment fees paid by the Borrowers pursuant to Section 2.12(a) of the Credit Agreement shall accrue at a rate per annum equal to 0.625% of the average daily amount by which each Lender’s Commitment exceeds the outstanding principal amount of such Lender’s Revolving Loans and its LC Exposure;

(vi) the fees paid by the Borrowers with respect to participations in Letters of Credit pursuant to Section 2.12(b)(i) shall accrue at a per annum rate equal to 3.50% of the average daily amount of each Lender’s LC Exposure;

(vii)the Loan Parties will not incur, assume or permit to exist any additional Indebtedness (including Indebtedness that would otherwise be permitted under Section 6.01 of the Credit Agreement, other than Indebtedness permitted under Section 6.01(a) of the Credit Agreement to the extent contemplated by clauses (i) and (iii) above);

(viii)the Loan Parties will not declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment (including Restricted Payments that would otherwise be permitted under Section 6.06 of the Credit Agreement); and

(ix)the Loan Parties will not make cash capital expenditures in an aggregate amount greater than $3,000,000, net of all Net Cash Proceeds received from Asset Sales consummated during such period; and

(b)     on the date hereof, the Borrowers shall have paid to the Administrative Agent, for the benefit of each Lender that executes this limited waiver letter and provides a copy of its executed signature page to the Administrative Agent before 3:00 p.m. (Dallas, Texas time) on February 29, 2016 (each such Lender, a “Consenting Lender”), a waiver fee in an amount equal to the sum of 10 basis points of each Consenting Lender’s Reduced Commitment, which waiver fee shall be fully earned on the date hereof.

Each Borrower hereby acknowledges and agrees that (a) this limited waiver letter constitutes a Loan Document for all purposes and (b) notwithstanding anything to the contrary in any other Loan Document, the failure of any Borrower or any other Loan Party to comply with any covenant or agreement provided herein shall result in the occurrence of an immediate Event of Default under the Credit Agreement.

The waivers set forth herein are expressly limited as follows: (a) such waivers are limited solely to (i) the failure of the Borrowers to comply with the Specified Financial Covenants for the Specified Fiscal Quarter and (ii) the failure of the US Borrower to comply with the Notice Requirement with respect to the Commitment Reduction, and the Borrowers hereby acknowledge and agree that any failure to comply with Section 6.12, Section 6.13, Section 6.14 or Section 6.15 with respect to any period other than the period ending on the last day of the Specified Fiscal Quarter shall result in the occurrence of one or more Events of Default and (b) such waiver is a limited one-time waiver, and nothing contained herein shall obligate any Lender to grant any additional or future waiver with respect to any breach of the terms of Sections 2.09(c), 6.12, 6.13, 6.14 or 6.15, or any other provision of the Credit Agreement or any other Loan Document.

By its signature below, each Borrower hereby (a) acknowledges and agrees that, except as expressly provided herein, the Credit Agreement and each of the other Loan Documents are hereby ratified and confirmed in all respects and shall remain in full force and effect; and (b) represents and warrants to the Administrative Agent and Lenders that, as of the date hereof, after giving effect to the limited waiver contained herein, (i) all of the representations and warranties contained in the Credit Agreement and each Loan Document to which it is a party are true and correct in all material respects, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct in all material respects as of such specified earlier date, and (ii) no Default or Event of Default has occurred and is continuing.

This letter agreement may be executed in counterparts (including by electronic signature), and all parties need not execute the same counterpart. Facsimiles or other electronic transmissions shall be effective as originals. This limited waiver and consent letter shall be governed by, and construed in accordance with, the law of the State of New York.
[signature pages follow]

If the foregoing is acceptable to you, please execute a copy of this letter in the space provided below to evidence your acceptance and approval of the foregoing and return a fully-executed counterpart to the attention of the undersigned.
Very truly yours,

JPMORGAN CHASE BANK, N.A.,
as the Administrative Agent and a Lender

By:    /s/ Thomas Okamoto
Name:    Thomas Okamoto
Title:    Authorized Officer

JPMORGAN CHASE BANK, N.A., TORONTO BRANCH, as the Canadian Swingline Lender and Issuing Bank to Canadian LC Obligors

By:    /s/ Thomas Okamoto
Name:    Thomas Okamoto
Title:    Authorized Officer

ZB, N.A. dba AMEGY BANK,
as a Lender

By:    /s/ James C. Day
Name:    James C. Day
Title:    Senior Vice President

BOKF, NA dba Bank of Texas,
as a Lender

By:    /s/ Marian Livingston
Name:    Marian Livingston
Title:    Senior Vice President

COMERICA BANK,
as a Lender

By:    /s/ Bradley Kuhn
Name:    Bradley Kuhn
Title:    Assistant Vice President

HSBC BANK USA, N.A.,
as a Lender

By:    /s/ Michael Bustios
Name:    Michael Bustios
Title:    Vice President

THE BANK OF NOVA SCOTIA,
as a Lender

By:    /s/ Wade Talbott
Name:    Wade Talbott
Title:    Director, Credit Solutions Group

By:    /s/ Gordon Stewart
Name:    Gordon Stewart
Title:    Director, Commercial Banking

ACKNOWLEDGED, ACCEPTED AND AGREED TO:

BORROWERS:
TESCO US HOLDING LP, as the US Borrower

By:	TESCO CANADA INTERNATIONAL INC., its general partner

By:        /s/ Chris Boone
Name:    Chris Boone
Title:    President

TESCO CORPORATION, as the Canadian Borrower

By:        /s/ Chris Boone
Name:    Chris Boone
Title:    Chief Financial Officer